Exhibit 5.2

September 15, 2023

Agilysys, Inc.
3655 Brookside Parkway, Suite 300
Alpharetta, Georgia 30022

Re: Agilysys, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as special counsel to Agilysys, Inc., a Delaware corporation (the “Company”), in connection with certain matters relating to the Company’s registration statement on Form S-3 (the “Registration Statement”), to be filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the proposed resale by the selling stockholders listed in the Registration Statement of up to 1,735,457 shares (the “Conversion Shares”) of common stock, without par value, of the Company (“Common Stock”) issuable upon conversion of the Company’s Series A Convertible Preferred Stock, without par value (“Convertible Preferred Stock”), issued by the Company to MAK Capital One L.L.C., all of which Conversion Shares may be sold from time to time and on a delayed or continuous basis, as described in the prospectus that forms a part of the Registration Statement (the “Prospectus”). This opinion is being furnished at your request in connection with the legal opinion being issued by the Company’s counsel, Bryan Cave Leighton Paisner LLP, pursuant to the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

On or about February 2, 2022 (the “Reincorporation Date”), the Company, in its previous capacity as an Ohio corporation (the “Ohio Company”), reincorporated from the State of Ohio to the State of Delaware (the “Reincorporation”) pursuant to a Plan of Conversion, dated as of February 2, 2022 (the “Plan of Conversion”), adopted by the Ohio Company. You have asked our opinion as to whether the Reincorporation was duly authorized by the Ohio Company under the Ohio General Corporation Law, as amended and in effect on the Reincorporation Date (the “Ohio General Corporation Law”).

In rendering this opinion, we have examined copies of (a) the Ohio Company’s Articles of Incorporation, as amended and in effect on the Reincorporation Date immediately prior to the consummation of the Reincorporation (the “Articles”), (b) the Ohio Company’s Code of Regulations, as amended and in effect on the Reincorporation Date immediately prior to the consummation of the Reincorporation, (c) the Plan of Conversion, (d) the Certificate for Conversion filed on February 2, 2022, with the Ohio Secretary of State, (e) the unanimous written consent action of the Board of Directors of the Ohio Company dated October 8, 2021 (the “Board Consent”), and (f) copies of such other agreements, documents, instruments, and records as we have deemed advisable in order to render this opinion. In such examination, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents submitted to us, the conformity to the originals or certified copies of all documents submitted to us as copies thereof and the accuracy and completeness of all records of corporation proceedings submitted to us by the Company. We have also assumed receipt by the Ohio Company of the requisite shareholder votes approving the Reincorporation. As to all matters of fact, we have relied on the representations and statements of fact made in the documents so reviewed, and we have not independently established the facts so relied on.

This opinion is based as to matters of law solely on the applicable provisions of the Ohio General Corporation Law. We express no opinion herein as to any other statutes, rules, or regulations (and in particular, we express no opinion as to any effect that such other statutes, rules, or regulations may have on the opinion expressed herein, including, without limitation, any statutes, rules or regulations of the State of Delaware). We have assumed that the Reincorporation was permitted, that the Plan of Conversion contained all the terms and conditions of the documents required to form the Company and that the Plan of Conversion contained all the statements and matters required, in each case, under the applicable laws of the State of Delaware.

Based upon, subject to, and limited by the foregoing, we are of the opinion that the Reincorporation was duly authorized by the Ohio Company.

We hereby consent to the filing of this opinion letter as Exhibit 5.2 to the Registration Statement and to reference to this firm under the caption “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission. We further consent to the reliance by Bryan Cave Leighton Paisner LLP on this opinion letter for the purpose of complying with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act in connection with the Registration Statement.

Very truly yours,

/s/ THOMPSON HINE LLP

Thompson Hine LLP